UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LAWLER DESIGN, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization

7310
(Primary Standard Industrial Classification Code Number

26-3221564
(I.R.S. Employer Identification Number)

52 North Main Street, South Hadley, MA 01075: 413-536-2254
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

52 North Main Street, South Hadley, MA 01075: 413-536-2254
(Name, address, including zip code, and telephone number, including area code, of agent of service)

Copies of communications to:
Gary B. Wolff, Esq. Gary B. Wolff, P.C. 488 Madison Avenue, Suite 1100 New York, New York 10022 212-644-6446

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer," "accelerated filer,” and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share [1]	Proposed Maximum Aggregate Offering Price [1]	Amount of Registration Fee

Common stock, $ .001 par value per share	3,010,450 shares	$ .01	$ 30,105	$ 1.18

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

_____________________________

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of ’33, as amended and based upon the amount of consideration received by the issuer. As of the date hereof, there is no established public market for the common stock being registered. Accordingly, certain factor(s) must be considered and utilized in determining the offering price. The factor considered and utilized herein consisted of and is based upon the most recent issuance price of those securities issued in June 2008 which shares of common stock were all issued at $.001 per share and with the Company selecting $.01 per share as being the nearest full cent higher than the $.001 price indicated.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion __, 2008

3,010,450 SHARES

COMMON STOCK

LAWLER DESIGN, INC.

This is a resale prospectus for the resale of up to 3,010,450 shares of our common stock by the selling stockholders listed in this prospectus. Our largest shareholder, Mary Lawler, who is also our chairman and president, is registering an aggregate of 1,000,000 shares (or approximately 33.2% of the total shares being registered). We will not receive any proceeds from the sale of the shares.

There is currently no public or established market for our shares. Consequently, our shareholders will not be able to sell their shares in any organized market place and may be limited to selling their shares privately. Accordingly, an investment in our Company is an illiquid investment.

Selling stockholders (excluding our sole officer and director) will sell at a fixed price of $.01 per share until our common shares are quoted on the OTCBB and, thereafter, at prevailing market prices or privately negotiated prices.  Our president will sell at a fixed price of $.01 per share until this offering is concluded.

Investing in our common stock involves very high risks. See "Risk Factors" beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is ___, 2008.

PROSPECTUS SUMMARY

About Lawler Design, Inc.

Lawler Design, Inc. (“Lawler,” “we”, “us,” “our,” the “Company,” or the “Registrant”) was incorporated under the laws of the State of Nevada on June 23, 2008 to succeed an unincorporated business operated by our founder, Mary Lawler. We are involved in developing graphic designs for small and mid-sized businesses.

We have limited financial resources and have not established a source of equity or debt financing.

Our executive offices are located at 52 North Main Street, South Hadley, MA 01075, and our telephone number is 413-536-2254.

The Offering

The shares being offered for resale under this prospectus by the selling stockholders identified herein consist of 27.44% of the outstanding shares of our common stock.

Shares of common stock offered by us	None

Shares of common stock which may be sold by the selling stockholders	3,010,450 shares

Use of proceeds	We will not receive any proceeds from the resale of shares offered by the selling stockholders hereby, all of which proceeds will be paid to the selling stockholders.

Risk factors	The purchase of our common stock involves a high degree of risk.

Trading Market

None. While a market maker has agreed to file a Rule 211 application with the Financial Industry Regulatory Authority (“FINRA”)   in order to apply for the inclusion of our common stock in the Over-the-Counter Bulletin Board (“OTCBB”), such efforts may not be successful and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require.

Selling stockholders (excluding our president) will sell at a fixed price of $.01 per share until our common shares are quoted on the OTCBB and, thereafter, at prevailing market prices or privately negotiated prices.  Our president is deemed to be an underwriter and must offer her shares at the fixed price of $.01 per share even if our shares are quoted on the OTCBB until such time as this offering is concluded.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

Balance Sheet Data:	December 31, 2007	June 30, 2008
		(unaudited)
Current assets	$-	$-

Current liabilities	$10,000	$9,864

Stockholders’ deficit	$(10,000)	$(9,864)

Income Data:
	Year ended December 31,		Six months ended June 30,
	2007		2008	2007
			(unaudited)
Net revenues	$41,740		$$20,707	$15,530
Operating expenses	$51,740		$$21,432	$17,356
Net income (loss)	$(10,000)	$	$(725)	$(1,826)
Net income (loss) per common share - basic and diluted	$(0.00)		$(0.00)	$(0.00)
Weighted average number of shares outstanding – basic and diluted	10,113,800		10,184,777	10,113,800

RISK FACTORS

You should be aware that there are various risks to an investment in our common stock.  You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risks develop into actual events, then our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

Risks Related to the Business

We are an early stage company with a very limited operating history and anticipated losses.

We have limited capital and there can be no assurance that we will be able to raise the capital needed to carry on our business. We have incurred, and will continue to incur, operating losses for the foreseeable future. Even if we achieve profitability there can be no assurance that we can sustain or increase profitability on a quarterly or annual basis. Our failure to meet and realize our objectives may have a material adverse effect on our business, financial condition and results of operations, including failure as a business.

Our financial statements are prepared using principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, we do not have significant cash or other material liquid assets, nor do we have an established source of revenue sufficient to cover our operating costs and to allow us to continue as a going concern.  We may, in the future, experience significant fluctuations in our results of operations. Our illiquidity could suppress the value and price of our shares if and when trading in those shares develops.  Future offerings of securities may not be undertaken, and if undertaken, may not be successful or the proceeds derived from these offerings may be less than anticipated and/or may be insufficient to fund operations and meet the needs of our business plan. Our current working capital is not sufficient to cover expected cash requirements for 2008 or to bring us to a positive cash flow position.  It is possible that we will never become profitable and will not be able to continue as a going concern.

Throughout our history, we have realized relatively small levels of revenues. A substantial portion of our activities has involved developing a business plan. Therefore, we have insufficient operating history upon which an evaluation of our future performance and prospects can be made.  Our future prospects must be considered in light of the risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new business. An investor in our common stock must consider the risks and difficulties frequently encountered by early stage companies operating in new and competitive markets. These risks include:

•

competition from entities that are much more established and have greater financial and technical resources than do we;

•

ability to access and obtain capital when required; and

•

dependence upon key personnel.

We cannot be certain that our business strategy will be successful or that it will ever be able to sustain revenue generating activities. Furthermore, we believe that it is probable that we will incur operating losses and negative cash flow for the foreseeable future.

We have very limited financial resources, and our auditors’ report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

We have virtually no financial resources and a net stockholders’ deficit of $9,864 at June 30, 2008. Our auditors included an explanatory paragraph in their opinion on our financial statements that states that this lack of resources causes substantial doubt about our ability to continue as a going concern. No assurances can be given that we will generate sufficient revenue or obtain necessary financing to continue as a going concern.

We rely heavily on a very limited number of clients.

For the year ended December 31, 2007, two customers, Mind’s Island (56.14%), and Adirondack Partner’s (10.18%), made up an aggregate of 66.32% of our total revenues. For the six months ended June 30, 2008 and 2007, one customer, Mind’s Island, made up an aggregate of 82.69% and 43.83%, respectively, of our total revenues.  The president of Mind’s Island currently owns 11.5% of our outstanding common stock having acquired her shares in June 2008. We do not have any written agreements with our major clients and no specific commitments for future engagements. If we do not receive ongoing engagements from principal clients, we may be unable to continue generating revenue.

We are and will continue to be completely dependent on the services of our president, Mary Lawler, the loss of whose services would likely cause our business operations to cease.

Our business strategy is completely dependent upon the knowledge, reputation and business contacts of Mary Lawler, our president. If we were to lose the services of Ms. Lawler, it is unlikely that we would be able to continue conducting our business plan even if some financing is obtained.

Our chief executive officer and sole employee, Mary Lawler, is entirely responsible for the execution of our business. She is under no contractual obligation to remain employed by us. If she should choose to leave us for any reason before we have hired qualified additional personnel, our operations are likely to fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this registration statement. We will fail without Ms. Lawler or an appropriate replacement(s). We intend to acquire “key–man” life insurance on the life of Ms. Lawler naming us as the beneficiary when and if we obtain the resources to do so, and Ms. Lawler remains insurable. We have not yet attempted to procure such insurance, and there is no guarantee that we will be able to obtain such insurance in the future.

We operate in a highly competitive industry with low barriers to entry, and we may be unable to compete successfully against existing or new competitors.

The graphic arts market is highly competitive with limited barriers to entry. We compete with a large and diverse variety of large advertising firms, small firms and free lance practitioners. Many of our competitors have much greater financial, technical and other resources than do we. Our industry is very price competitive. Competitors sometimes reduce their fees in order to attract clients. We expect that the level of competition will remain high, which could limit our ability to achieve profitability. We cannot provide any assurances that we will be successful in competing against our competition.

Our success depends on our ability to maintain our professional reputation and name. If we are unable to do so, our business would be significantly and negatively impacted.

We depend on our overall reputation and name recognition to secure new engagements. We will obtain and are likely to continue obtaining many of our new engagements from existing clients or from referrals by those clients or vendors such as printing firms. A client who is dissatisfied with our work can adversely affect our ability to secure new engagements. If any factor hurts our reputation, including poor performance, we may experience difficulties in competing successfully for new engagements. Failure to maintain our professional reputation and brand name could seriously harm our business, financial condition and results of operations.

We currently are likely to complete a limited number of engagements in a year. Our revenues and operating results will likely fluctuate significantly from quarter to quarter, which may cause our stock price, if one exists, to decline.

Our current limited sources of resources permit us to perform only a limited number of engagements in any one financial reporting period. Performance of a small number of engagements in any one financial reporting quarter compared with the number of engagements performed in other surrounding periods may have a significant percentage impact on that quarter compared to the other quarters. As a result of these and other factors, we believe that period-to-period comparisons of our operating results will not be meaningful in the short term and that you should not rely upon our performance in a particular period as an indication of our performance in any future period.

Mary Lawler, our Chief Executive and Chief Financial Officer, has no meaningful accounting or financial reporting education or experience and, accordingly, our ability to meet Exchange Act reporting requirements on a timely basis will be dependent to a significant degree upon others.

Mary Lawler has no meaningful financial reporting education or experience. She is heavily dependent on advisors and consultants. As such, there is risk about our ability to comply with all financial reporting requirements accurately and on a timely basis.

We will be subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and that will require us to incur audit fees and legal fees in connection with the preparation of such reports.  These additional costs could reduce or eliminate our ability to earn a profit.

Following the effectiveness of our registration statement, of which this prospectus is a part, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required, beginning with our year ending December 31, 2009, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of the year ended December 31, 2009. Furthermore, in the following year, our independent registered public accounting firm will be required to report separately on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting. We have not yet completed any assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We currently have only one employee which is not a sufficient number of employees to segregate responsibilities. We are currently unable to afford the cost of increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain adequate internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Having only one director limits our ability to establish effective independent corporate governance procedures and increases the control of our president/director.

We have only one director, who is our president and chairwoman. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Risks Related to Our Common Stock

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares. We have authorized 74,000,000 shares, and as of August 15, 2008, 63,025,000 shares remain unissued. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of us because the shares may be issued to parties or entities committed to supporting existing management.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Articles of Incorporation authorize us to issue up to 1,000,000 shares of "blank check" preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

Our Articles of Incorporation provide for indemnification of officers and directors at our expense and limit their liability. These provisions may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Articles of Incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's written promise to repay us therefor, if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we may be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

There is currently no trading market for our common stock.

Outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations. These restrictions will limit the ability of our stockholders to liquidate their investment.

Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading, and even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this registration statement on Form S-1, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. A market maker has agreed to file an application with the Financial Industry Regulatory Authority, Inc. (“FINRA”) on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA at some point after the effectiveness of this registration statement. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate the time period that the application will require. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether

(i)

any market for our shares will develop;

(ii)

 the prices at which our common stock will trade; or

(iii)

the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and any trading price of our common stock. Until an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities.  Purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, if they trade at all, will be subject to such penny stock rules for the foreseeable future, and our shareholders will, in all likelihood, find it difficult to sell their securities.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•

Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•

Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•

"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by sales persons;

•

Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•

Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell shares.

Secondary trading in our common stock will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

The ability of our president and majority shareholder to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Our president beneficially owns 72.89% of our outstanding common stock. Because of this level of beneficial stock ownership, our president will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our president may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would have no way of overriding decisions made by our president. This level of control may also have an adverse impact on the market value of our shares because our president may support instituting or undertaking transactions, policies or programs that result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

We do not expect to pay cash dividends in the foreseeable future

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because our director is not an independent director, we do not currently have independent audit or compensation committees. As a result, our director has the ability, among other things, to determine her own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of effectiveness of a registration statement, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying. Except during the fiscal year that our registration statement becomes effective these reporting obligations will be automatically suspended under Section 15(d) of the Securities Exchange Act of 1934 if we have less than 300 shareholders. If this occurs after the fiscal year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we will be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our governors, officers and beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Securities Exchange Act of 1934 until we have both 500 or more security holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders none of which are acting in concert with us or as a conduit of us. We are registering 3,010,450 of our 10,975,000 currently outstanding shares of common stock for resale to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

SELLING STOCKHOLDERS

At August 15, 2008, we had 42 shareholders.

The Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs:

In June 2008, 8,000,000 shares of our common stock were issued to our founder and president, Mary Lawler, in consideration for the operating business of the unincorporated business that she operated since 1999. An additional 2,113,800 shares were issued to four shareholders, Elizabeth A. Davison, GCND, Inc., Carla L. Santia and S. Craig Barton, for their assistance in the organization process. In June 2008, we sold 861,200 shares to 37 shareholders for $861. Of these 861,200 shares, 400,000 were sold to our independent outside counsel.

No underwriters or agents were involved in the foregoing issuances, and we paid no underwriting discounts or commissions. There was also no general solicitation or advertising regarding any of these transactions.

Selling Security Holders	LAWLER Shares Owned Before Offering	Lawler Shares Being Offered	LAWLER Shares And Percent To Be Owned After Offering	Relationship To LAWLER Or Affiliates

Mary Lawler	8,000,000	1,000,000	7,000,000 63.78%	Chairman and President
[1]Elizabeth A. Davison	1,263,800	300,000	963,800 8.78%	Business associate
Carla L. Santia	200,000	200,000	-0-	Business associate
[1]Katherine D. Gothner	2,900	2,900	-0-	Minor step-child of Elizabeth A. Davison
[1]Emma H. Gothner	2,900	2,900	-0-	Minor step-child of Elizabeth A. Davison
Alex Graham	50,000	50,000	-0-	Shareholder Only
[1]Sarah E. Goolishian	2,900	2,900	-0-	Elizabeth Davison’s minor daughter
[2]Maria Williams-Russell	1,500	1,500	-0-	Shareholder Only
[2]Michael Williams-Russell	1,500	1,500	-0-	Shareholder Only
[2]Maya Williams-Russell	1,500	1,500	-0-	Minor child of Maria & Michael Williams-Russell
[2]Lyric Williams-Russell	1,500	1,500	-0-	Minor child of Maria & Michael Williams-Russell
[3]James J. McTernan	10,000	10,000	-0-	Stockholder only
[3]Sean McTernan	2,000	2,000	-0-	Minor child of James McTernan
[4]Beatrice McTernan	2,000	2,000	-0-	Stockholder only
[4]Christopher Wise	1,500	1,500	-0-	Minor child of Beatrice McTernan
Patrick Burke	10,000	10,000	-0-	Stockholder only
Maureen Burke	1,500	750	-0-	Stockholder only
Kris Bready	1,500	1,500	-0-	Stockholder only
Robert Long	10,000	10,000	-0-	Stockholder only
Tracey Long	10,000	10,000	-0-	Stockholder only
Peter McBride	10,000	10,000	-0-	Stockholder only
Bernadette Gilson	10,000	10,000	-0-	Stockholder only
[5]Shawn Lawrence	1,000	1,000	-0-	Stockholder only
[5]David W. Lawrence	1,000	1,000	-0-	Minor Child of Shawn Lawrence
[5]Sarah H. Lawrence	1,000	1,000	-0-	Minor Child of Shawn Lawrence
[5]Emma L. Lawrence	10,000	10,000	-0-	Minor Child of Shawn Lawrence
[6]Jeanette Viens	10,000	10,000	-0-	Minor Child of Donna Viens
[6]Jonathan Viens	10,000	10,000	-0-	Minor Child of Donna Viens
Jeremy Seitz	10,000	10,000	-0-	Stockholder only
S. Craig Barton	250,000	250,000	-0-	Business associate
Gary B. Wolff	400,000	400,000	-0-	Company Outside Counsel
John Marino	25,000	25,000	-0-	Stockholder
[6]Donna Viens	25,000	25,000	-0-	Stockholder only
Stephen B. Schneer	90,000	90,000	-0-	Business associate
8GCND, Inc.	400,000	400,000	-0-	Stockholder only
Dennis Hughes	10,000	10,000	-0-	Stockholder only
[7]Claire Hughes	25,000	25,000	-0-	Stockholder only
[7]Patrick Hughes	10,000	10,000	-0-	Minor child of Claire Hughes
[7]Mary Claire Hughes	10,000	10,000	-0-	Minor child of Claire Hughes
Claire Heil	10,000	10,000	-0-	Stockholder only
Nancy Molesworth	50,000	50,000	-0-	Stockholder only
Jeffery Thompson	30,000	30,000	-0-	Stockholder only

Totals	10,975,000	3,010,450	7,963,800

1 The number of shares indicated as being owned by Elizabeth A. Davison do not include those 8,700 shares owned by her 3 minor children and/or step children.

2 The number of shares indicated as being owned by Maria and Michael Williams-Russell do not include those 3,000 shares owned by their 2 minor children

3 The number of shares indicated as being owned by James J. McTernan do not include those 2,000 shares owned by his minor child.

4 The number of shares indicated as being owned by Beatrice McTernan do not include those 1,500 shares owned by her minor child.

5 The number of shares indicated as being owned by Shawn Lawrence do not include those 12,000 shares owned by his 3 minor children.

6 The number of shares indicated as being owned by Donna Viens do not include those 20,000 shares owned by her 2 minor children.

7 The number of shares indicated as being owned by Claire Hughes do not include those 20,000 shares owned by her 2 minor children.

8 GCND, Inc. is a New York corporation.  K. Ivan F. Gothner controls the decisions and voting on the shares held by GCND.

Percentages are only indicated if greater than 1%.

To the best of management’s knowledge, none of the Selling Stockholders are broker/dealers or affiliates of broker/dealers.

Selling stockholders (excluding our president) will sell at a fixed price of $.01 per share until our common shares are quoted on the OTCBB and, thereafter, at prevailing market prices or privately negotiated prices. Ms. Lawler’s current intentions are to remain with us regardless of whether she sells all or a substantial portion of her stockholdings in us. She, nevertheless, is offering 12.5% of her shareholder interest (1,000,000 shares out of their total holdings of 8,000,000) in this offering (9.11% of all outstanding common shares). As an officer/control person, Ms. Lawler may not avail herself of the provisions of Rule 144. Our president, who is deemed to be an underwriter, must offer her shares at the fixed price of $.01 per share even if our shares are quoted on the OTCBB until such time as this offering is concluded.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price that shares were sold to our current shareholders. Accordingly, in determining the offering price, we selected $.01 per share which was the nearest full cent higher than the price per share paid by our 41 stockholders excluding our president.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed or quoted on any public exchange, a market maker has agreed to file a Rule 211 application with FINRA on our behalf to permit our shares to be quoted on the OTCBB upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require. We are not permitted to file such application on our own behalf. If any application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors. The registration statement, of which this prospectus is a part, must be effective in order for our securities to be eligible for quotation on the OTCBB. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future.  Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no established public market for our common stock, and a public market may never develop. A market maker has agreed to file an application with FINRA so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance as to whether such market maker’s application will be accepted by FINRA nor can we estimate the time period that will be required for the application process.  Even if our common stock were quoted in a market, there may never be substantial activity in such market.  If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

There is no Lawler common equity subject to outstanding options or warrants to purchase or securities convertible into our common equity.

The number of shares of Lawler common stock that could be sold by our non-affiliated stockholders pursuant to Rule 144 (once we are eligible therefor) would be an aggregate of 2,975,000 shares which may be sold by our 41 shareholders excluding our president who, as an underwriter, may not utilize Rule 144 each commencing on or about June 2009.

Lawler has agreed to register 3,010,450 shares of the 10,975,000 shares currently outstanding for sale by security holders, although not obligated to do so by virtue of any Registration Rights Agreement or other agreement.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Note Regarding Forward Looking Statements

Certain matters discussed herein are forward-looking statements.  Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

•

our future operating results;

•

our business prospects;

•

any contractual arrangements and relationships with third parties;

•

the dependence of our future success on the general economy;

•

any possible financings; and

•

the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe," “anticipate,” “expect,” “estimate” or words of similar meaning.  Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus.  Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Operations

We were incorporated under the laws of the State of Nevada on June 23, 2008 to succeed an unincorporated entity operated by our founder, Mary Lawler, since January 1, 2007.

Our overall business plan for the next nine to 12 months is for Ms. Lawler to continue her efforts of seeking engagements by using her business contacts and prior customers. She will perform the work required on these engagements. For the year ended December 31, 2007, two customers, Mind’s Island (56.14%), and Adirondack Partner’s (10.18%), made up an aggregate of 66.32% of our total revenues. The President of Mind’s Island LLC currently holds 11.5% of our outstanding common stock having acquired her shares in June 2008. The prices paid by Mind’s Island for services were negotiated on the same basis as prices for similar services to unrelated customers.

Our efforts during the first half of 2008 were negatively impacted by medical issues affecting Ms. Lawler.

We cannot predict what our level of activity will be over the next 12 months because we do not know how many client engagements we will obtain. We will not incur any cash obligations that we cannot satisfy with known resources of which there are currently none except as described in this report. Our president will provide her services at no or low cost for several months, if necessary.

Expenses in 2007 consisted of the following:

Expenses:
Compensation	$26,743
Professional fees	10,403
Rent	4,298
Marketing	1,280
Office and administrative	9,016
Total	$51,740

All compensation was paid to Mary Lawler. The principal components of office and administrative expenses were supplies ($4,944) and telephone ($2,143). Ms. Lawler rents the studio equipment and studio space that we use to us. The principal equipment consists of a MAC G4 computer and an Epson printer. There is no formal lease agreement.

Six Months Ended June 30, 2008 and 2007

Operations during the three month periods were:

	2008	2007

Revenue	$20,707	$15,530

Expenses:
Compensation	10,754	6,563
Professional fees	3,040	2,040
Rent	2,657	2,115
Marketing	755	690
Office and administrative	4,226	5,948
Total	21,432	17,356

Net Loss	$(725)	$(1,826)

For the six months ended June 30, 2008 and 2007, one customer, Mind’s Island, made up an aggregate of 82.69% and 43.83%, respectively, of our total revenues.  The President of Mind’s Island currently owns 11.5% of our common stock having acquired her shares in June 2008. The prices paid for services by Mind’s Island for services were negotiated on the same basis as prices for similar services to unrelated customers.

All compensation was paid to Mary Lawler. The principal components of office and administrative expenses were supplies and telephone. Ms. Lawler rents the studio equipment and studio space that we use to us. There is no formal lease agreement.

Other

As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “Liquidity” below and/or elsewhere in this prospectus.  We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company.  We have not performed any studies of this matter.  Our conclusion is based on our own observations.  However, there can be no assurances that we will be successful in any of those efforts even if we are a public entity.  Additionally, issuance of restricted shares would necessarily dilute the percentage of ownership interest of our stockholders.

Liquidity

We do not have any credit facilities or other commitments for debt or equity financing. No assurances can be given that advances when needed will be available. We do not believe that we need funding to cover current operations because we do not have a capital intensive business plan and can also use independent contractors, if necessary or advisable, to assist in many projects. We will use funding, if obtained, to cover the salary of our president and to pay for marketing materials and proposal efforts. We currently have no formal salary arrangements with Ms. Lawler. While no annual salary or length of employment has been determined to date, we anticipate providing an annual salary not to exceed $100,000 commencing with the successful completion of several engagements. The salary will be paid out of revenues, if any, or accrued if sufficient cash is not available to make payments. The accrual will begin after we have generated revenue of at least $25,000. We may seek private capital following the effectiveness of this registration statement. Such funding, which we anticipate would not exceed $100,000, will, if obtained, be used to pay salaries and for the production of marketing materials. However, we will conduct operations and seek client engagements even if no funding is obtained. The private capital will be sought from former business associates of our president or private investors referred to us by those associates. If a market for our shares ever develops, of which there can be no assurances and which is unlikely in the foreseeable future, we will use shares to compensate employees/consultants wherever possible.  To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf.

We are becoming subject to the reporting requirements of the Exchange Act of 1934 upon the effectiveness of our registration statement, of which this prospectus is a part, and will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses including annual reports and proxy statements if required. We estimate that these costs may range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. These obligations will reduce our ability and resources to fund other aspects of our business. We hope to be able to use our status as a public company to increase our ability to use noncash means of settling obligations and compensating independent contractors who provide services for us, although there can be no assurances that we will be successful in any of those efforts. We will reduce the compensation levels paid to management if there is insufficient cash generated from operations to satisfy these costs.

We will pay all costs relating to this offering estimated at $35,000.  This amount will be paid as and when necessary and required or otherwise accrued on our books and records until we are able to pay the full amount due either from revenues or loans from our president.  Absent sufficient revenues to pay these amounts within nine months of the date of this prospectus, our president has agreed to loan us the funds to cover the balance of outstanding professional and related fees relating to our prospectus to the extent that such liabilities cannot be extended or satisfied in other ways and our professionals insist upon payment.  If and when loaned, the loan will be evidenced by a noninterest-bearing unsecured corporate note to be treated as a loan until repaid, if and when we have the financial resources to do so.  A formal written arrangement exists with respect to our president’s commitment to loan funds for this purpose and, accordingly, the agreement between us, our president and our counsel (filed as Exhibit 10.1) is binding upon all parties.

To meet commitments that become due more than 12 months in the future, we will have to obtain client engagements in sufficient number and at sufficient levels of profitability. There does not currently appear to be any other viable source of long-term financing except that management may consider various sources of debt and/or equity financing if the same financing can be obtained on terms deemed reasonable to management.

Recently Issued Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements.  There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made.  Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

We do not anticipate a significant seasonal impact in our business.

Quantitative and Qualitative Disclosures about Market Risk

Since we have no assets and do not have any investments in eligible portfolio companies there is no quantitative information, as of December 31, 2007, about market risk that has any impact on our present business. Once we begin making investments in eligible portfolio companies there will be market risk sensitive instruments and we will disclose the applicable market risk information at that time.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company, that will increase our operating costs or cash requirements in the future.

BUSINESS

Operations

We were incorporated under the laws of the State of Nevada on June 23, 2008 to succeed an unincorporated entity operated by our founder, Mary Lawler, since January 1, 2007.

Our business involves performing graphic designs and planning for printed and digital material. Our principal activities consist of:

•

Designing logos and other similar materials,

•

Assisting companies with marketing strategies,

•

Designing printed material for advertising and marketing brochures and materials,

•

Designing catalogs and marketing mailing materials, and

•

Assisting in buying media time.

Most of our engagements come through word of mouth from previous clients and printers. Our other marketing efforts include our president:

•

Submitting articles and examples of her work to art magazines and tradeshows,

•

attending various tradeshows, and

•

teaching art classes.

Meeting Planners

Springfield & the Pioneer Valley of Western Massachusetts

Generally, when we obtain a new client engagement, the client meets with Ms. Lawler, preferably in person but occasionally on the telephone, for approximately two hours to discuss what is needed. Ms. Lawler will generally supply the new client with rough drafts of material within a week of the first meeting. Thereafter, Ms. Lawler continues to contact clients to update existing material or help in the preparation of new material.

Logo design costs clients from $2,000 to $5,000. We generally charge $75 per hour for most other work. Most work is billed and collected when the work required by the engagement is completed. No amounts are billable if the work is not completed satisfactorily.

Ms. Lawler rents the studio equipment and studio space that we use to us. The principal equipment consists of a MAC G4 computer and an Epson printer. We paid rent of $4,298 in 2007. There is no formal lease agreement.

Competition

Our target markets are small businesses and not-for-profit organizations that cannot afford or do not desire to employ a graphic arts department on a full or part time basis. Our competition consists of a large variety of large advertising firms, small firms and free lance practitioners. Many of these competitors have significantly more financial and technical resources than do we. We compete on the basis of service, performance and price. There are no assurances that we can or will be successful in our efforts.

Intellectual Property

We have no patents or trademarks.

Employees

As of August 15, 2008, we had one employee, Mary Lawler, who is currently available substantially on a full-time basis. Ms. Lawler, who is not under contract, will devote the amount of time to us that is necessary to perform the engagements obtained and to seek new ones.

Property

We currently operate out of studio space located at 52 North Main Street, South Hadley, MA 01075 provided to us by our president which serves as our address. We paid rent of $4,298 in 2007. There is no written lease agreement.

Litigation

We are not party to any pending, or to our knowledge, threatened litigation of any type.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

NAME	AGE	POSITION

Mary Lawler	52	President, Chief Financial Officer, Chief Accounting Officer, Secretary, and Director

Mary Lawler. Ms. Lawler has served as President of the Company since January 2007. Prior to that, she performed graphic arts services using her own unincorporated entity since 1999. She is a graduate of New England School of Art & Design.  She also served as treasurer and director of Creative Solutions With Art, Inc., a company then engaged in assisting corporate purchasers of art for placement in their facilities from April 2004 until her resignation in June 2005.

The term of office of each director expires at our annual meeting of stockholders or until their successors are duly elected and qualified. No officer or director has any prior history with a blank check company.

Possible Potential Conflicts

The OTCBB on which we plan to have our shares of common stock quoted does not have any director independence requirements.

No member of management is or will be required by us to work on a full time basis, although our president currently devotes substantially fulltime to us. Accordingly, certain conflicts of interest may arise between us and our officer in that she may have other business interests in the future to which she devotes her attentions, and she may be expected to continue to do so although management time must also be devoted to our business.  As a result, conflicts of interest may arise that can be resolved only through her exercise of such judgment as is consistent with her understanding of her fiduciary duties to us.

Currently we have only one officer and one director (the same person) and will seek to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed, and we have sufficient capital resources and cash flow to make such offers.

Board of Directors

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected.  Our directors’ term of office expires on March 31, 2009. All officers are appointed annually by the board of directors and, subject to existing employment agreements (of which there are currently none) and serve at the discretion of the board. Currently, our director receives no compensation for her role as director but may receive compensation for her role as officer.

If we have an even number of directors, tie votes on issues will be resolved in favor of the chairwoman’s vote.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, the Lawler board of directors will establish an audit committee and a compensation committee. We believe that we will need a minimum of five directors to have effective committee systems. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. See “Executive Compensation” hereinafter.

All directors will be reimbursed by Lawler for any expenses incurred in attending directors' meetings provided that Lawler has the resources to pay these fees.  Lawler will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

Summary Compensation Table

The following table shows, for the years ended December 31, 2007 and 2006, compensation awarded to or paid to, or earned by, our Chief Executive Officer (the “Named Executive Officer”).

Name and Principal Position	Year	Salary	Bonus	Option Awards		Total
Mary Lawler	2007	$26,743	-	-	$
CEO

There is no employment contract with Ms. Lawler at this time; nor are there any agreements for compensation in the future. Ms. Lawler’s compensation has not been fixed or based on any percentage calculations. She has made all decisions determining the amount and timing of her compensation and has received the level of compensation each month that permitted us to meet our obligations. Ms. Lawler’s compensation amounts will be more formalized if and when her annual compensation reaches $100,000.

Outstanding Equity Awards

There are no outstanding equity awards at December 31, 2007 and August 15, 2008.

PRINCIPAL SHAREHOLDERS

As of August 15, 2008, we had 10,975,000 shares of common stock outstanding which are held by 42 shareholders. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have, or claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of August 15, 2008; of all our directors and executive officers; and of our directors and officers as a group.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class
Mary Lawler 52 North Main Street South Hadley, MA 01075	8,000,000	72.89%

Elizabeth A. Davison 82 Mountain Road Wilbraham, MA 01095	1,272,500 (2)	11.59%
All Officers and Directors as a group (1 individual)	8,000,000	72.89%

(1)

Unless otherwise indicated, Lawler believes that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them.  A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities.  Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

(2)

Ms. Davison’s shares include 8,700 shares held by Ms. Davison’s three minor children and step children in accordance with SEC Release 33-4819 which states, in part, that a person is regarded as the beneficial owner of securities held in the name of his or her minor children.  Ms. Davison disclaims any beneficial interest in or control over any of such shares other than that which may be attributed to her by operation of law.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The sole promoter of Lawler is Mary Lawler, our chief executive officer.

We currently operate out of studio space located at 52 North Main Street, South Hadley, MA 01075 provided to us by our president which serves as our address. We paid rent of $4,298 in 2007. There is no written lease agreement.

For the year December 31, 2007, sales to Mind’s Island made up an aggregate of 56.14% of our total revenues. The President of Mind’s Island currently owns approximately 11.5% of our common stock having acquired her shares in June 2008. The prices paid by Mind’s Island for services were negotiated on the same basis as prices for similar services to unrelated customers.

DESCRIPTION OF CAPITAL STOCK

Introduction

We are authorized by our Certificate of Incorporation to issue an aggregate of 74,000,000 shares of common stock and 1,000,000 shares of preferred stock.  All shares have a par value of $.001. As of August 15, 2008, 10,975,000 shares of Common Stock were issued and outstanding. There are no shares of preferred stock issued or outstanding.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 1,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

▪

the number of shares and the designation of the series;

▪

whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

▪

whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

▪

whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

▪

whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

▪

the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer.  Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

Our certificate of incorporation authorizes the issuance of 74,000,000 shares of common stock.  There are 10,975,000 shares of our common stock issued and outstanding at August 15, 2008 that are held by 42 shareholders.  The holders of our common stock:

•

have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•

are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•

are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

See also Plan of Distribution subsection entitled “Selling shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions” regarding negative implications of being classified as a “Penny Stock.”

Authorized but Un-issued Capital Stock

Nevada law does not require stockholder approval for any issuance of authorized shares. However, the marketplace rules of the NASDAQ, which would apply only if our common stock were ever listed on the NASDAQ, which is wholly unlikely for the foreseeable future, require stockholder approval of certain issuances of common stock equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock, including in connection with a change of control of Lawler, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of "penny stock" the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks which they currently are or probably will be for the foreseeable future.  Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

As a Nevada corporation, we are subject to the Nevada Revised Statutes ("NRS" or "Nevada law"). Certain provisions of Nevada law create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Directors' Duties. Section 78.138 of the Nevada law allows our directors and officers, in exercising their powers to further our interests, to consider the interests of our employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation, the interests of the community and of society and our long-term and short-term interests and shareholders, including the possibility that these interests may be best served by our continued independence. Our directors may resist a change or potential change in control if they, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in our best interest. Our board of directors may consider these interests or have reasonable grounds to believe that, within a reasonable time, any debt which might be created as a result of the change in control would cause our assets to be less than our liabilities, render us insolvent, or cause us to file for bankruptcy protection

Amendments to Bylaws - Our articles of incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested exclusively with the board of directors.  In exercising this discretion, our board of directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control; however, the board would not have the right to do so in a way that would violate law or the applicable terms of our articles of incorporation.

Transfer Agent

The Transfer Agent for our common stock is Action Stock Transfer Corporation, 7069 S. Highland Drive, Suite 300, Salt Lake City, UT 84121. Its telephone number is 801-274-1088.

PLAN OF DISTRIBUTION

The selling stockholders may offer the shares at various times in one or more of the following transactions:

•

on any market that might develop;

•

in transactions other than market transactions;

•

by pledge to secure debts or other obligations;

•

2purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

•

in a combination of any of the above

Selling stockholders (excluding our president) will sell at a fixed price of $.01 per share until our common shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Our president who is deemed to be an underwriter, must offer her shares at the fixed price even if our shares are quoted on the OTCBB until this offering is concluded. In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.

The selling stockholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they have acted as agents. To date, no discussions have been held or agreements reached with any broker/dealers.

The selling stockholders (except for our president who is considered to be an underwriter) may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Rule 144 provides that any affiliate or other person who sells restricted securities of an issuer for his own account, or any person who sells restricted or any other securities for the account of an affiliate of the issuer of such securities, shall be deemed not to be engaged in a distribution of such securities and, therefore, not to be an underwriter thereof within the meaning of Section 2(a)(11) of the Securities Act if all of the conditions of Rule 144 are met. Conditions for sales under Rule 144 include:

a.

adequate current public information with respect to the issuer must be available;

b.

restricted securities must meet a six month holding period if purchased from a reporting company or one year if purchased (as is the case herein) from a non-reporting entity, measured from the date of acquisition of the securities from the issuer or from an affiliate of the issuer.  The shares of our common stock covered by this registration statement will have met the 12 month holding period as of December 2008, which is 12 months after we ceased being a development stage company.

c.

sales of restricted or other securities sold for the account of an affiliate during any three month period, cannot exceed the greater of  1% of the securities of the class outstanding as shown by the most recent statement of the issuer;  (There is no 1% limitation applied to non-affiliate sales).

d.

the securities must be sold in ordinary "brokers' transactions" within the meaning of section 4(4) of the Securities Act or in transactions directly with a market maker, without solicitation by the selling security holders, and without the payment of any extraordinary commissions or fees.

e.

if the amount of securities to be sold pursuant to Rule 144 during any three month period by an affiliate exceeds 5,000 shares/units or has an aggregate sale price in excess of $50,000 the selling security holder (if an affiliate) must file a notice in Form 144 with the Commission.

________________________

2

If any of the selling shareholders enter into an agreement after the effectiveness of our registration statement to sell all or a portion of their shares in Lawler to a broker-dealer as principal and the broker-dealer is acting as underwriter, Lawler will file a post-effective amendment to its registration statement identifying the broker-dealer, providing the required information on the Plan of Distribution, revising disclosures in its registration statement as required and filing the agreement as an exhibit to its registration statement.  Additionally to the extent that any successor(s) to the named selling stockholder wish to sell under this prospectus, we must file a prospectus supplement identifying such successors as selling stockholders.  Accordingly, a prospectus supplement will be filed under these circumstances.

The current information requirement listed in (a) above, the volume limitations listed in (c) above, the requirement for sale pursuant to broker's transactions listed in (d) above, and the Form 144 notice filing requirement listed in (e) above cease to apply to any restricted securities sold for the account of a non-affiliate if at least six months has elapsed from the date the securities were acquired from the issuer or from an affiliate if purchased from a reporting Issuer or 12 months (as is the case herein) if purchased from a non-reporting Company. These requirements will cease to apply to sales by the selling security holders of the shares of our common stock covered by this registration statement in June 2009 (except for our president who, as underwriter, may not utilize Rule 144).

The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be sold by the selling stockholders.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

Affiliates and/or promoters of Lawler who are offering their shares for resale and any broker-dealers who act in connection with the sale of the shares hereunder will be deemed to be "underwriters" of this offering within the meaning of the Securities Act, and any commission they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents. We have also agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

This offering will terminate on the earlier of the:

a)

date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act (excepting as relates to our president (Mary Lawler); or

b)

date on which all shares offered by this prospectus have been sold by the selling stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCBB as maintained by FINRA (once and if and when quoting thereon has occurred). As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTCBB Considerations

OTCBB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCBB stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.  The OTCBB also does not have any director independence requirements.

To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We are not permitted to file such application on our own behalf. A market maker has agreed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.

The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCBB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily.  The only requirement for ongoing inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTCBB will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTCBB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors must contact a broker-dealer to trade OTCBB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

OTCBB transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because OTCBB stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Section 15(g) of the Exchange Act

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

 Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Selling Securityholders may contact us directly to ascertain procedures necessary for compliance with Blue Sky Laws in the applicable states relating to Sellers and/or Purchasers of Lawler shares of common stock.

We intend to apply for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide Lawler with “manual” exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this prospectus or any related prospectus supplement.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Gary B. Wolff, P.C., 488 Madison Avenue, Suite 1100, New York, New York 10022. Gary B. Wolff, president and sole stockholder of Gary B. Wolff, P.C., owns 400,000 shares of our common stock. Mr. Wolff is a Selling Shareholder.

EXPERTS

The financial statements of Lawler Design, Inc. as of December 31, 2007 and for the year then ended, included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the report of McElravy, Kinchen & Associates, P.C. given on the authority of such firm as experts in accounting and auditing.

UNAUDITED INTERIM STATEMENTS

The information for the interim periods ended June 30, 2008 and 2007 is unaudited; however, it includes all adjustments considered necessary by management for a fair presentation of our financial condition and results of operations.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to our registration statement.

As of the effective date of this prospectus, Lawler became subject to the informational requirements of the Securities Exchange Act of 1934, as amended.  Accordingly, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at "http:/www.sec.gov."

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

Lawler Design, Inc.

52 North Main Street

South Hadley, MA 01075

35

LAWLER DESIGN, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Lawler Design, Inc.

South Hadley, MA

We have audited the accompanying balance sheet of Lawler Design, Inc. as of December 31, 2007 and the related statements of operations, stockholders’ deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lawler Design, Inc. as of December 31, 2007 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, Lawler suffered recurring losses from operations and has a working capital deficit at December 31, 2007. These factors and others raise substantial doubt about Lawler's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 3 to the financial statements. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or to the amounts and classification of liabilities that might be necessary in the event Lawler cannot continue in existence.

/s/ McElravy, Kinchen & Associates, P.C.

www.mkacpas.com

Houston, Texas

August 19, 2008

LAWLER DESIGN, INC.

BALANCE SHEET

As of December 31, 2007

ASSETS

CURRENT ASSETS:
Cash	$-

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

LIABILITIES
Accrued expenses	$10,000

Stockholders' Deficit:
Preferred stock: $0.001 par value; 1,000,000 shares authorized; no shares issued or outstanding	-
Common stock: $0.001 par value; 74,000,000 shares authorized; 10,113,800 shares issued and outstanding	10,114
Additional paid-in capital	(10,114)
Accumulated deficit	(10,000)
Total stockholders’ deficit	(10,000)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$-

See accompanying notes to the financial statements.

LAWLER DESIGN, INC.

STATEMENTS OF OPERATIONS

Year Ended December 31, 2007

Revenue	$41,740

Expenses:
Compensation	26,743
Professional fees	10,403
Rent	4,298
Marketing	1,280
Office and administrative	9,016
Total	51,740

Net Loss	$(10,000)

Net loss per common share - basic and diluted	$(0.00)

Weighted average number of common shares outstanding - basic and diluted	10,113,800

See accompanying notes to the financial statements.

LAWLER DESIGN, INC.

STATEMENT OF STOCKHOLDERS’ DEFICIT

For the Period from January 1, 2007 to December 31, 2007

	Common Shares	Common Stock	Additional Paid-in Capital	Deficit Accumulated	Total

Balance, January 1, 2006	10,113,800	$10,114	$(10,114)	$-	$-

Net loss – 2007	-	-	-	(10,000)	(10,000)

Balance, December 31,2007	10,113,800	$10,114	$(10,114)	$(10,000)	$(10,000)

See accompanying notes to the financial statements.

LAWLER DESIGN, INC.

STATEMENT OF CASH FLOWS

Year Ended December 31, 2007

2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(10,000)
Adjustments to reconcile net (loss) to net cash used in operating activities:

Increase in accrued expenses	10,000
Net cash used in operating activities	-

NET CHANGE IN CASH	-

CASH AT BEGINNING OF YEAR	-

CASH AT END OF YEAR	$-
SUPPLEMENTARY INFORMATION

Interest paid	$-
Income taxes paid	$-

See accompanying notes to the financial statements.

LAWLER DESIGN, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION

Lawler Design, Inc. (the “Company”) was incorporated under the laws of the State of Nevada on June 23, 2008 to succeed an unincorporated entity operated by the Company’s founder. It was in operation for the entire year of 2007.

All share and per share amounts in the financial statements and notes assume that the capital structure assumed when the Company became a Nevada corporation was in place as of the first date of the first period presented.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. There are no cash equivalents at December 31, 2007.

Use of Estimates

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States, requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash.  The Company places its cash with high credit quality financial institutions.  At times, such amounts may exceed the FDIC limits; however, these deposits typically may be redeemed upon demand and therefore bear minimal risk.  In monitoring this credit risk, the Company periodically evaluates the stability of the financial institutions.  Generally, no collateral or other security is required to support receivables.  To reduce credit risk, a customer’s credit history is evaluated before extension of credit.  In addition, an allowance for doubtful receivables has been established as needed based on facts surrounding the credit risk of specific customers, historical trends and other information.

Revenue Recognition

The Company recognizes revenues, if any, when products have been finished and delivered to a customer pursuant or the work has been performed, the sales price is fixed or determinable, and collectability is reasonable assured.

Income Taxes

The Company will recognize deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered.  The Company will provide a valuation allowance for deferred tax assets for which it does not consider realization of such assets likely.

Basic and Diluted Net Loss Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities. All share and per share amounts in the financial statements and notes assume that the capital structure assumed when the Company became a Nevada corporation was in place as of the first date of the first period presented.

For the year ended December 31, 2007, there were no potentially dilutive securities outstanding.

Recently Issued Accounting Pronouncements.

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

NOTE 3 – GOING CONCERN

As reflected in the accompanying financial statements, the Company had no assets and an accumulated deficit of $10,000 at December 31, 2007.

The Company intends to continue marketing its services in order to obtain new clients and generate increased levels of revenue. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. There are no assurances that the Company will complete the engagements successfully or that these engagements will be extended. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 - STOCKHOLDERS’ EQUITY

The Company is authorized by its amended Certificate of Incorporation to issue an aggregate of 74,000,000 shares of common stock and 1,000,000 shares of preferred stock.  All shares have a par value of $.001.

In June 2008, the Company issued 8,000,000 shares of its common stock to its founder and president in consideration for the operating business of the unincorporated business that she operated since 1999. An additional 2,113,800 shares were issued to four shareholders for their assistance in the organization process.

NOTE 5 - CONCENTRATION OF RISKS

For the year December 31, 2007, two customers, Mind’s Island (56.14%), and Adirondack Partner’s (10.18%), made up an aggregate of 66.32% of our total revenues. The President of Mind’s Island is a principal shareholder of the Company. The prices paid by Mind’s Island for services were negotiated on the same basis as prices for similar services to unrelated customers.

The Company's President has received, as compensation, cash not needed by the Company to cover current operating expenses as current operations have not generated sufficient cash to provide her with a consistent salary level.

NOTE 6 – SUBSEQUENT EVENT

In June 2008, the Company sold 861,200 shares of its common stock to 37 shareholders for $861. Of these 861,200 shares, 400,000 were sold to its independent outside counsel.

LAWLER DESIGN, INC.

Balance Sheets

June 30, 2008 and December 31, 2007

ASSETS
	June 30, 2008 (unaudited)	December 31, 2007
CURRENT ASSETS:
Cash	$-	$-

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT
LIABILITIES:
Accrued expenses	$9,864	$10,000

Stockholders' Deficit:
Preferred stock: $0.001 par value; 1,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock: $0.001 par value; 74,000,000 shares authorized; 10,975,000 and 10,113,800 shares issued and outstanding at June 30, 2008 and December 31, 2007, respectively	10,975	10,114
Additional paid-in capital	(10,114)	(10,114)
Accumulated deficit	(10,725)	(10,000)
Total stockholders’ deficit	(9,864)	(10,000)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$-	$-

See accompanying notes to the financial statements.

LAWLER DESIGN, INC.

Statements of Operations

Six Months Ended June 30, 2008 and 2007

(Unaudited)

	2008	2007

Revenue	$20,707	$15,530

Expenses:
Compensation	10,754	6,563
Professional fees	3,040	2,040
Rent	2,657	2,115
Marketing	755	690
Office and administrative	4,226	5,948
Total	21,432	17,356

Net Loss	$(725)	$(1,826)

Net loss per common share - basic and diluted	$(0.00)	$(0.00)

Weighted average number of common shares outstanding - basic and diluted	10,184,777	10,113,800

See accompanying notes to the financial statements.

LAWLER DESIGN, INC.

Statements of Cash Flows

Six Months Ended June 30, 2008 and 2007

(Unaudited)

	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(725)	$(1,826)
Adjustments to reconcile net (loss) to net cash used in operating activities:

Change in accrued expenses	(136)	1,826)
Net cash used in operating activities	(861)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Sale of shares	861

NET CHANGE IN CASH	-	-

CASH AT BEGINNING OF PERIOD	-	-

CASH AT END OF PERIOD	$-	$-
SUPPLEMENTARY INFORMATION

Interest paid	$-	$-
Income taxes paid	$-	$-

See accompanying notes to the financial statements.

LAWLER DESIGN, INC.

Notes to Unaudited Financial Statements

June 30, 2008

(Unaudited)

NOTE 1 -   BASIS OF PRESENTATION

The accompanying interim financial statements for the six-month periods ended June 30, 2008 and 2007 are unaudited and include all adjustments (consisting of normal recurring adjustments) considered necessary by management for a fair presentation. The results of operations realized during an interim period are not necessarily indicative of results to be expected for a full year. These financial statements should be read in conjunction with the information filed as part of the Company’s Registration Statement on Form S-1, of which this Prospectus is a part.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

All share and per share amounts in the financial statements and notes assume that the capital structure assumed when the Company became a Nevada corporation was in place as of the first date of the first period presented.

NOTE 2 - GOING CONCERN

As reflected in the accompanying financial statements, the Company had no assets and an accumulated deficit of $10,725 at June 30, 2008.

The Company intends to continue marketing its services in order to obtain new clients and generate increased levels of revenue. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. There are no assurances that the Company will complete the engagements successfully or that these engagements will be extended. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 - CONCENTRATION OF RISKS

For the six months ended June 30, 2008 and 2007, one customer, Mind’s Island, made up an aggregate of 82.69% and 43.83%, respectively, of our total revenues. The President of Mind’s Island holds 11.5% of the Company’s outstanding common shares. The prices paid by Mind’s Island for services were negotiated on the same basis as prices for similar services to unrelated customers.

The Company's President has received, as compensation, cash not needed by the Company to cover current operating expenses as current operations have not generated sufficient cash to provide her with a consistent salary level.

NOTE 4 - SALE OF SHARES

In June 2008, the Company sold 861,200 shares of its common stock to 37 shareholders for $861. Of these 861,200 shares, 400,000 were sold to its independent outside counsel.

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until ________, 2008 (90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

3,010,450 Shares

Lawler Design, Inc.

Common Stock

PROSPECTUS

__ , 2008

i

TABLE OF CONTENTS

SUMMARY FINANCIAL DATA

5

RISK FACTORS

5

USE OF PROCEEDS

14

SELLING STOCKHOLDERS

14

DETERMINATION OF OFFERING PRICE

16

DIVIDEND POLICY

17

MARKET FOR SECURITIES

17

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

17

NOTE REGARDING FORWARD LOOKING STATEMENTS

17

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

24

PRINCIPAL SHAREHOLDERS

26

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

26

DESCRIPTION OF CAPITAL STOCK

27

PLAN OF DISTRIBUTION

29

LEGAL MATTERS

35

EXPERTS

35

UNAUDITED INTERIM STATEMENTS

35

WHERE YOU CAN FIND MORE INFORMATION

Part II INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Registrant is bearing all expenses in connection with this registration statement other than sales commissions, underwriting discounts and underwriter's expense allowances designated as such. Estimated expenses payable by the Registrant in connection with the registration and distribution of the Common Stock registered hereby are as follows:

SEC Registration fee	$1.18
NASD Filing Fee	100.00
*Accounting fees and expenses	5,000.00
*Legal fees and expenses	20,000.00
*Transfer Agent fees	2,500.00
*Blue Sky fees and expenses	5,000.00
*Miscellaneous expenses	2,398.82

Total	$35,000.00

*Indicates expenses that have been estimated for filing purposes.

ITEM 14

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company has a provision in its Certificate of Incorporation at Article XI thereof providing for indemnification of its officers and directors as follows.

“The corporation shall indemnify all directors, officers, employees, and agents to the fullest extent permitted by Nevada law as provided within NRS 78.751 or any other law then in effect or as it may hereafter be amended.

The corporation shall indemnify each present and future director, officer, employee, or agent of the corporation who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed, or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including but not limited to attorneys= fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The expenses of directors and officers incurred in defending a civil or criminal action, suit, or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding if and only if the director or officer undertakes to repay said expenses to the corporation if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

The indemnification and advancement of expenses may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s of officer’s acts or omission involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.”

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15

RECENT SALES OF UNREGISTERED SECURITIES

During the three years preceding the filing of this Form S1, Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs:

In June 2008, 8,000,000 shares of our common stock were issued to our founder and president, Mary Lawler, in consideration for the operating business of the unincorporated business that she operated since 1999. An additional 2,113,800 shares were issued to four shareholders, Elizabeth A. Davison, GCND, Inc., Carla L. Santia and S. Craig Barton, for their assistance in the organization process. In June 2008, we sold 861,200 shares to 37 shareholders for $861. Of these 861,200 shares, 400,000 were sold to our independent outside counsel.

We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933 for the above issuances, since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances, and we paid no underwriting discounts or commissions.

ITEM 16

EXHIBITS

3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Gary B. Wolff, P.C.
10.1	Agreement between Lawler Design, Inc., its president and its counsel
10.2	Form of Investment Letter
23.1	Consent of McElravy, Kinchen & Associates, P.C.
23.2	Consent of Gary B. Wolff, P.C. (included in Exhibit 5.1)

The exhibits are not part of the prospectus and will not be distributed with the prospectus.

ITEM 17

UNDERTAKINGS

The Registrant undertakes:

1.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1.

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)

Include any additional or changed material information on the plan of distribution.

2.

That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that:

4.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

g.

That for the purpose of determining liability under the Securities Act to any purchaser:

2.

Since the small business issuer is subject to Rule 430C

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

Request for Acceleration of Effective Date.  If the small business issuer (Registrant) requests acceleration of the effective date of this registration statement under Rule 461 under the Securities Act, it shall include the following:

“Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.”

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S1 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Hadley, Commonwealth of Massachusetts on the 3rd day of September 2008.

Lawler Design, Inc.

/s/ Mary Lawler
By: Mary Lawler, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature(s)	Title(s)	Date
/s/ Mary Lawler		September 3, 2008
By: Mary Lawler Chief Executive Officer	President, CEO, Chief Accounting Officer and Chairman